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                                                             EXHIBIT 10.38


                                 SETTLEMENT AGREEMENT

    This Settlement Agreement ("Agreement") is made as of March 25, 1996 between Jesup & Lamont Capital Markets, Inc. ("Jesup & Lamont") and SA Telecommunications, Inc., formerly known as SA Holdings, Inc. ("SATel").

    WHEREAS, Jesup & Lamont and SATel have entered into that certain letter agreement dated as of March 3, 1995 with respect to the retention of Jesup & Lamont as SATel's financial advisor (the "Prior Engagement Agreement"), and a dispute has arisen regarding certain payment obligations under such Prior Engagement Agreement;

    WHEREAS, Jesup & Lamont and SATel have entered into that certain (1) Share Purchase Agreement dated as of July 31, 1995 ("Share Agreement"), pursuant to which SATel issued to Jesup & Lamont shares of SATel's Series A Cumulative Convertible Preferred Stock presently convertible into 1,333,336 shares of SATel's Common Stock ("J&L Conversion Shares"), and Warrant Purchase Agreement dated as of July 31, 1995 ("Warrant Agreement"), pursuant to which SATel issued to Jesup & Lamont a Common Stock Purchase Warrant presently exercisable into 500,000 shares of SATel's Common Stock (the "J&L Exercise Shares");

    WHEREAS, a dispute has arisen regarding the interpretation of Section 8.4(b) of the Share Agreement and Section 10.4(b) of the Warrant Agreement;

    WHEREAS, the execution of a release by Jesup & Lamont is required in connection with the execution by SATel of this Agreement;

    WHEREAS, Jesup & Lamont and SATel desire to settle all disputes with respect to the Prior Engagement Agreement, the Share Agreement, and the Warrant Agreement;

    NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. SATEL CONSIDERATION. In satisfaction of all amounts due and owing to Jesup & Lamont prior to the date hereof, pursuant to the Prior Engagement Agreement or otherwise, SATel hereby agrees to (a) simultaneously with the execution of this Agreement or within five business days thereafter, (i) pay to Morgan, Lewis & Bockius ("MLB") the final invoice for legal fees and expenses of MLB incurred in connection with the financing of the acquisition by SATel of U.S. Communications, Inc. on July 31, 1995 in an aggregate amount of $50,000,
(ii) pay to Jesup & Lamont $13,000 of expenses incurred by Jesup & Lamont in connection with the Prior Engagement Agreement, and (iii) issue to Jesup & Lamont 50,000 shares of restricted Common Stock, $.0001 par value, of SATel (the "Shares"), and (b) use its best efforts to have Jesup & Lamont included in the underwriting syndicate in connection with a presently proposed underwriting of SATel's Common Stock (the "Public Offering"), which syndicate will be led by Rauscher, Pierce, Refsnes,


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Inc. ("RPR") (all such consideration described in this SECTION 1 being hereinafter referred to as the SATel Consideration).

    2.    MUTUAL RELEASE.

         (a) Jesup & Lamont, in consideration of the SATel Consideration and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby forever release, acquit, relinquish and discharge SATel, each of SATel's present and past officers, directors, stockholders, employees, parent and subsidiary corporations, affiliates, partners, legal counsel, agents, servants, successors and assigns (collectively, the "SATel Released Parties"), of and from any and all claims, duties, debts, demands, sums of money, contracts, agreements, obligations, indemnities, liabilities, costs, expenses, actions and causes of action of whatever kind or character (collectively, "Claims"), whether known or unknown, vested or contingent, both in law and in equity, arising previously or which may arise in the future from any and all events, acts, conduct, transactions, matters, causes or things occurring prior to the date this Agreement is executed by Jesup & Lamont, arising out of or related to (1) the Prior Engagement Agreement, including without limitation, all obligations (other than SATel's indemnity obligations set forth in Exhibit B to the Prior Engagement Agreement), and liabilities, fees, success fees, and other amounts payable pursuant to such Prior Engagement Agreement by any of the Released Parties other than the SATel Consideration set forth in SECTION 1(a) of this Agreement, (2) SATel's obligations to maintain the effectiveness of the Form S-3 Registration Statement filed with the Securities and Exchange Commission and effective on January 3, 1996 (the "S-3 Registration Statement") with respect to the J&L Conversion Shares and the J&L Exercise Shares under Section 8.4(b) of the Share Agreement and Section 10.4(b) of the Warrant Agreement (the "Registration Obligations"), and (3) any actions taken by any of the Released Parties in connection with SATel's obligations under the Prior Engagement Agreement and the Registration Obligations (collectively, the "SATel Released Matters").

         (b) SATel, in consideration of the release of Jesup & Lamont set forth IN SECTION 2(a) hereof (the "Jesup & Lamont Release") and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby forever release, acquit, relinquish and discharge Jesup & Lamont, each of Jesup & Lamont's present and past officers, directors, stockholders, employees, parent and subsidiary corporations, affiliates, partners, legal counsel, agents, servants, successors and assigns (collectively, the "Jesup & Lamont Released Parties"), of and from any and all Claims, whether known or unknown, vested or contingent, both in law and in equity, arising previously or which may arise in the future from any and all events, acts, conduct, transactions, matters, causes or things occurring prior to the date this Agreement is executed by SATel, arising out of or related to (1) the Prior Engagement Agreement, including without limitation, all obligations and liabilities performable or payable pursuant to such Prior Engagement Agreement by any of the Jesup & Lamont Released Parties other than the Jesup & Lamont Release, (2) the Registration Obligations, and (3) any actions taken by any of the Jesup & Lamont Released Parties in


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    connection with SATel's obligations under the Prior Engagement Agreement and the Registration Obligations (collectively, the "Jesup & Lamont Released Matters").

         (c) The Jesup & Lamont Release is intended to be binding upon Jesup & Lamont, its legal representatives, employees, officers, directors, agents and successors and assigns and shall inure to the benefit of each of the SATel Released Parties and their respective successors and assigns. Nothing in the Jesup & Lamont Release is intended to, or does modify, limit, or release SATel from any continuing obligations under (i) the indemnity obligations set forth in Exhibit B to the Prior Engagement Agreement, (ii) the Share Agreement, (iii) the Warrant Agreement, or (iv) any of its obligations under this Agreement. In connection with the Jesup & Lamont
    Release:

              (i) Jesup & Lamont represents and warrants to SATel that Jesup & Lamont (A) is the sole legal and equitable holder of the Claims asserted against SATel by Jesup & Lamont or its legal counsel with respect to the SATel Released Matters, (B) has not assigned or transferred all or part of any such Claims, or any of the Jesup & Lamont Preferred Shares and the Jesup & Lamont Warrant (collectively, the "Jesup & Lamont Shares"), (C) has not filed, commenced or initiated any legal proceeding of any nature by or on its behalf against any of the SATel Released Parties, and (D) has been fully advised by its legal counsel with respect to its rights and obligations under the Jesup & Lamont Release.

              (ii) Jesup & Lamont hereby agrees (A) that the Jesup & Lamont Release represents a compromise settlement of various matters, and that the promises and payments in consideration of the Jesup & Lamont Release shall not be construed to be an admission of any liability or obligation by any of the SATel Released Parties, and (B) not to introduce the Jesup & Lamont Release or the fact of settlement into evidence in any action for the purpose of establishing or attempting to provide liability against any of the SATel Released Parties.

         (d) The release set forth in SECTION 2(b) above (the "SATel Release") is intended to be binding upon SATel, its legal representatives, employees, officers, directors, agents and successors and assigns and shall inure to the benefit of each of the Jesup & Lamont Released Parties and their respective successors and assigns. Nothing in the SATel Release is intended to, or does modify, limit, or release Jesup & Lamont from any continuing obligations under (i) the Share Agreement, (ii) the Warrant Agreement, or (iii) any of its obligations under this Agreement. In connection with the SATel Release:

              (i)  SATel represents and warrants to Jesup & Lamont that SATel
         (A) is the sole legal and equitable holder of the Claims asserted against Jesup & Lamont by SATel or its legal counsel with respect to the Jesup & Lamont Released Matters, (B) has not assigned or transferred all or part of any such Claims, (C) has not filed, commenced or initiated any legal proceeding of any nature by or on its behalf against


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         any of the Jesup & Lamont Released Parties, and (D) has been fully advised by its legal counsel with respect to its rights and obligations under the SATel Release.

              (ii) SATel hereby agrees (A) that the SATel Release represents a compromise settlement of various matters, and that the promises and payments in consideration of the SATel Release shall not be construed to be an admission of any liability or obligation by any of the Jesup & Lamont Released Parties, and (B) not to introduce the SATel Release or the fact of settlement into evidence in any action for the purpose of establishing or attempting to provide liability against any of the Jesup & Lamont Released Parties.

         (e) SATel and Jesup & Lamont hereby agree that each of them shall bear their own legal fees and legal expenses incurred by them through the date hereof in connection with the disputes which are the subject matter of this Agreement.

    3. AMENDMENTS TO SHARE AGREEMENT AND WARRANT AGREEMENT. SATel and Jesup and Lamont hereby agree that:

         (a) SATel shall, at its expense, keep the S-3 Registration Statement effective and in compliance with the Securities Act of 1933, as amended (the "Securities Act") with respect to the Jesup & Lamont Shares by such action as may be necessary or appropriate until the earliest to occur of
    (A) the sale of all of the 1,100,000 shares of SATel Common Stock to, and 1,100,000 shares of SATel Common Stock issuable upon exercise of warrants issued to, the persons and entities in the September 20, 1995 private placement of SATel Common Stock, (B) the sale of all of the Jesup & Lamont Shares, or (c) January 2, 1998;

         (b) the registration rights set forth in Sections 8.2, 8.3, 8.4, 8.5 and 8.6 of the Share Agreement (as the same shall be amended by this SECTION 3) shall apply to the Shares from and after the date hereof;

         (c) SATel shall not be obligated to keep any registration statement other than the S-3 Registration Statement effective with respect to the Jesup & Lamont Shares and the Shares beyond 120 days after the effective date of such registration statement (and for the Public Offering only to the extent agreed to with RPR for such Public Offering);

         (d) Jesup & Lamont understands that as a condition to the Public Offering, RPR may require that sales by Jesup & Lamont of the Jesup & Lamont Shares and the Shares may be suspended other than pursuant to sales as a selling stockholder under the registration statement related to the Public Offering pursuant to an agreement to be negotiated between RPR and Jesup & Lamont, and the Company's obligations with respect to the registration rights on the Jesup & Lamont Shares and the Shares will be suspended with respect to all other registration obligations during the period set forth in such agreement.


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         (d)  Section 8.4 of the Share Agreement and Section 10.4 of the
    Warrant Agreement are hereby automatically amended to the extent necessary to accommodate the changed terms set forth in this SECTION 3.

    4. AMENDMENTS TO JESUP & LAMONT WARRANT. SATel and Jesup & Lamont hereby agree that Section 2.2(a) of the Common Stock Purchase Warrant dated July 31, 1995 issued by SATel to Jesup & Lamont entitling Jesup & Lamont to purchase 500,000 shares of Common Stock of SATel (the "Warrant") is hereby restated in its entirety as follows:

         (a) Adjustments for Stock Dividends, Recapitalizations, Etc. In case the Corporation shall after August 1, 1995, (w) pay a stock dividend or make a distribution (on or in respect of its Common Stock) in shares of its Common Stock (except there shall be no adjustment with respect to the payment by the Company of a stock dividend to holders of its Common Stock of the shares of Strategic Abstract & Title Corporation, a Texas corporation), (x) subdivided its outstanding shares of Common Stock, (y) combine its outstanding shares of Common Stock into a smaller number of shares, or (z) issue by reclassification of its shares of Common Stock, any shares of capital stock of the Corporation, then in any such case, (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the exercise price shall be adjusted to equal (x) the exercise price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment divided by (y) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Jesup & Lamont hereby agrees to promptly deliver to SATel the original Warrant to SATel so that SATel may reissue the Warrant to Jesup & Lamont with such amended and restated Section 2.2(a).

    5. CONSENT TO AMEND SERIES A CUMULATIVE PREFERRED STOCK. Jesup & Lamont, as the sole holder of all 166,667 shares of SATel's issued and outstanding Series A Cumulative Preferred Stock ("Series A Stock") hereby agrees the terms relating to the conversion of the Series A Stock in the event of a stock dividend, recapitalization, subdivision, combination or reclassification of SATel's Common Stock as set forth in Section 8(a) of SATel's Certificate of Designation with respect to the Series A Stock ("Series A Designation") shall be amended in its entirety as follows:

         (a) Adjustments for Stock Dividends, Recapitalizations, Etc. In case the Corporation shall, after August 1, 1995, (w) pay a stock dividend or make a distribution (on or in respect of its Common Stock) in shares of its Common Stock (except that there shall be no adjustment with respect to the payment by the Company of a stock dividend to holders of its Common Stock of the shares of Strategic Abstract & Title Corporation, a Texas corporation), (x) subdivide the outstanding shares of its Common Stock, (y) combine the


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    outstanding shares of its Common Stock into a smaller number of shares, or
    (z) issue by reclassification of shares of its Common Stock, any shares of capital stock of the Corporation, then, in any such case, (i) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a shares of Series A Preferred Stock is convertible immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the conversion price shall be adjusted to equal (x) the conversion price multiplied by the number of shares of Common Stock for which a shares of Series A Preferred Stock is convertible immediately prior to such adjustment divided by (y) the number of shares of Common Stock for which a shares of Series A Preferred Stock is convertible immediately after such adjustment.

Jesup & Lamont hereby agrees that it will promptly deliver all stock certificates representing the Series A Stock held by Jesup & Lamont to SATel in order that SATel may place a legend on the reverse side thereof indicating that the holder thereof has agreed to the above amendment with respect to conversion. In the event that SATel, in its sole discretion, desires to amend the Series A Designation to amend and restate such Section 8(a) as above provided, Jesup & Lamont hereby irrevocably appoints Jack W. Matz, Jr. and Lynn H. Johnson, and both or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to vote all shares of Series A Stock held by Jesup & Lamont in favor of such an amendment at any stockholder's meeting at which such amendment shall be presented for approval and they are appointed as proxies for no other purpose.

    6. SATEL REPRESENTATIONS. SATel represents and warrants that (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and (b) this Agreement has been duly authorized and executed and constitutes a valid and binding agreement of SA Telecommunications, Inc. enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to the rights of creditors generally and to general principles of equity).

    7. JESUP & LAMONT REPRESENTATIONS. Jesup & Lamont represents and warrants that (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, (b) this Agreement has been duly authorized and executed and constitutes a valid and binding agreement of Jesup & Lamont enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to the rights of creditors generally and to general principles of equity), (c) it is capable of evaluating the risk of its investment in the Shares being purchased by it and is able to bear the economic risk of such investment, (d) it is purchasing the Shares for its own investment and not with a present view to any distribution thereof in violation of any applicable securities laws, (e) it understands that if it should in the future to decide to dispose of any of the Shares, it may do so only in compliance with the Securities Act and applicable state securities laws, (f) it is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and (g) it has received and reviewed copies of SATel's prospectus


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dated January 3, 1996 and all reports on Form 10-KSB, Form 10-QSB and Form 8-K incorporated by reference therein or filed since such date through the date hereof.

    8. COVENANTS WITH RESPECT TO THE SHARES. Jesup & Lamont agrees that it will not sell or otherwise dispose of the Shares unless (a) such Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or (ii) such Shares are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A and any applicable state securities laws or (iii) SATel has been furnished with an opinion or opinions of counsel to Jesup & Lamont (which counsel and opinion(s) shall be reasonably satisfactory to SATel) to the effect that registration under the Securities Act is not required for the transfer as proposed. SATel may endorse on all stock certificates representing the Shares a legend stating or referring to the transfer restrictions in this paragraph; provided, however, that no such legend shall be endorsed on any certificates which, when issued, are no longer subject to the restrictions of this paragraph; provided further, that if a transfer is made pursuant to clause (i) or (ii) (other than Rule 144A) of this SECTION 8 or if an opinion of counsel provided pursuant to clause (iii) of this SECTION 8 concludes that the legend is no longer necessary, SATel will deliver upon transfer certificates without such legends.

    9. NO THIRD PARTY BENEFICIARIES. This Agreement has been and is made solely for the benefit of Jesup & Lamont and SATel and each of the persons, agents, employees, officers, directors and controlling persons referred to in
SECTION 2 hereof and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this agreement be construed to create any rights in, any person who is not a party to such agreement, other than as set forth in this SECTION 9.

    10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York excluding conflict of law rules which might result in the application of the laws of any other jurisdiction. If all provisions cannot be validated and made legal and enforceable by application of the laws of one or more such jurisdictions, then the provisions hereof shall be severable, and the illegal, invalid or unenforceable provisions shall be deemed stricken, and all remaining provisions shall remain in full force and effect and shall not be affected by the provision so stricken and shall be enforceable to the greatest extent possible.

    11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understanding with respect to the subject matter which are not contained in the Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

    12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

    13. FORUM AND VENUE. EACH PARTY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE


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OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS  AGREEMENT (OTHER
THAN THE INDEMNIFICATION OBLIGATIONS OF SATEL UNDER EXHIBIT B OF THE PRIOR ENGAGEMENT AGREEMENT (THE "INDEMNIFICATION OBLIGATIONS"), WHICH SHALL REMAIN IN NEW YORK) AND WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT. EACH PARTY AGREES THAT ANY LITIGATION INITIATED BY EITHER OF THEM IN CONNECTION WITH THIS AGREEMENT (OTHER THAN THE INDEMNIFICATION OBLIGATIONS) SHALL BE VENUED IN A COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS.

    14. NOTICES. All statements, requests, notices and advices hereunder shall be in writing, and shall be sufficient in all respects when delivered personally or by nationally recognized overnight courier service or sent by certified or registered mail postage or delivery fee prepaid to the address and persons stated below:

    if to SATel, to SA Telecommunications, Inc., 1912 Avenue K, Suite 100, Plano, Texas 75074, Attention: Jack W. Matz, Jr., Chairman and Chief Executive Officer, with a copy to Vice President and General Counsel at 1600 Promenade Center, Suite 1510, Richardson, TX 75080,

    if to Jesup & Lamont or any Indemnified Party, to Jesup & Lamont Capital Markets, Inc., 650 Fifth Avenue, New York, New York 10019, Attention:
    Howard F. Curd and Reuben F. Richards, with a copy to Ronald D. Lefton, Esq., Camhy, Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019,

    or to such other persons or to such other addresses as one party shall furnish to the other party hereafter. Any such statements, requests, notices or advices shall be deemed effective when delivered in person or by overnight courier service or if sent by registered or certified mail, on the third business day after such communication is deposited in the mail as provided above.

    15. PERMISSION TO DISCLOSE. The parties hereto acknowledge and agree that this Agreement may be described in and/or filed as an exhibit to any registration statements and any reports and proxy statements filed by SATel pursuant to the Securities Act or the Securities Exchange Act of 1934.


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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

SA TELECOMMUNICATIONS, INC.

By:
   -----------------------
    Jack W. Matz, Jr.
    Chairman and Chief
    Executive Officer


JESUP & LAMONT CAPITAL MARKETS, INC.

BY:
   -----------------------
TITLE:
     --------------------
     Howard F. Curd
     Managing Director


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